EXHIBIT 99

COCA-COLA ENTERPRISES INC.	NEWS RELEASE
CONTACT:	Scott Anthony - Investor Relations (770) 989-3105 Laura Asman - Media Relations (770) 989-3023

FOR IMMEDIATE RELEASE

COCA-COLA ENTERPRISES INC. TO WEBCAST
THIRD-QUARTER 2004 EARNINGS CONFERENCE CALL

ATLANTA, October 13, 2004 – Coca-Cola Enterprises today announced it will release third-quarter 2004 earnings before the market opens on Thursday, October 28. A conference call discussing these results will be webcast live over the Internet at 10:00 a.m. ET that morning. A copy of the Company’s earnings news release will be available in the Investor Relations section of the Company’s web site (www.cokecce.com) under News Releases.

The public can access the live webcast through the Company’s web site at www.cokecce.com. A replay of the presentation will be available at this site later that day.

Coca-Cola Enterprises Inc. (NYSE: CCE) is the world’s largest marketer, distributor, and producer of bottle and can liquid nonalcoholic refreshment. Coca-Cola Enterprises sells approximately 80 percent of The Coca-Cola Company’s bottle and can volume in North America and is the sole licensed bottler for products of The Coca-Cola Company in Belgium, continental France, Great Britain, Luxembourg, Monaco, and the Netherlands.